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STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

April 24, 2008

Job Number
C20080425-0994

Corporation Number
E0273542008-5

Filing Description
Articles of Incorporation

Document Filing Number
20080285412-82

Date/Time of Filing
April 24, 2008 07:41:23 AM

Corporation Name
PLANET RESOURCES, CORP.

Resident Agent

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

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Confirmation of New Symbol (Planet/Bakhu)

From: **MDI Corporate Actions** (corporateactions@nasdaq.com)
Sent: Thu 5/21/09 11:59 AM
To: fdean@deanlawcorp.com
Cc: Jason Bogutski (signaturestocktransfer@msn.com)

Please be advised that NASDAQ has received the necessary documentation to process the following transaction(s):

NAME CHANGE: Planet Resources Corp. to Bakhu Holdings, Corp.

FORWARD SPLIT: 15 for 1; Payable upon Surrender of Certificates

NEW SYMBOL: BKUH

This corporate action will take effect at the open of business: **5/22/2009**

Thank you for your time and cooperation working through this process.

Have a nice day.

Suzanne C. Macero

Corporate Data Operations

NASDAQ OMX

Two Corporate Drive

3rd Floor, Suite 300

Shelton, CT 06484

PLANET RESOURCES, CORP.
(the "Company")

RESOLUTIONS OF SOLE DIRECTOR

Effective Date of Resolutions: May 4, 2009

Pursuant to Chapter 78 of the Nevada Revised Statutes and the Articles and Bylaws of the Company, the undersigned, being the sole Director of the Company, a Nevada corporation, consents, without the formality of convening a meeting, to the following actions of the Company:

NAME CHANGE
FORWARD SPLIT
INCREASE IN AUTHORIZED CAPITAL

WHEREAS:

A. It is considered expedient and in the interest of the Company to change the name of the Company to "Bakhu Holdings, Corp." which name is reserved in the office of the Secretary of State.

B. It is considered expedient and in the interest of the Company to effect a forward split of the Company's common stock in a ratio of 15 new shares for every 1 existing share of the issued and outstanding common stock.

C. It is considered expedient and in the interests of the Company to increase the authorized capital of the Company from 75,000,000 common shares to 150,000,000 common shares by amending the articles of the Company as hereinafter provided; and

D. Nevada Revised Statutes ("NRS") 78.385 and 78.390 provides that every amendment to the Company's Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment.

RESOLVED that:

1. The Company be and is authorized to effect a name change of the Company from "Planet Resources, Corp." to "Bakhu Holdings, Corp." and that the Articles of Incorporation of the Company be altered accordingly.

2. The Company be and is authorized to file a Certificate of Amendment with the Nevada Secretary of State effecting the name change with language substantially in the form of the following:

   Article I - regarding the name of the Corporation:

   "The name of the Corporation is "BAKHU HOLDINGS, CORP."

3. The issued and outstanding capital of the Company be increased, on a basis of 15 shares for every 1 share, all of the 3,000,000 issued and outstanding common shares into 45,000,000 common shares.

4. Fractional shares will be rounded up to the nearest whole.

5. There will not be a mandatory share exchange for all stockholders.

6. The effective date of the forward split will be May 20, 2009.

7. Signature Stock Transfer Inc., as registrar and transfer agent for the shares of the Company, is hereby authorized to countersign, register and issue new certificates to the stockholders of the Company.

8. The Company be and is authorized to increase the authorized capital of the Company to a total of 150,000,000 common shares.

9. The Company be and is authorized to file a Certificate of Amendment with the Nevada Secretary of State effecting the increase in authorized capital and forward split with language substantially in the form of the following:

   Article III – Shares, is hereby amended to add the following:

   The number of shares with par value shall be increased to 150,000,000, with no change in par value.

   Effective as of May 20, 2009 (the "Effective Date"), all issued and outstanding shares of common stock of the Corporation automatically shall be increased at a rate of fifteen-for-one (the "Forward Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Effective Date of the Forward Split (the "Existing Common") into new certificates representing the appropriate number of shares of Common Stock resulting from the increase ("New Common").

10. The Company shall submit these resolutions to the shareholders of the Company for approval.

11. Any one director or officer of the Company be and is hereby authorized and instructed to take all such acts and proceedings and to execute and deliver all such applications, authorizations, certificates, documents and instruments as in their opinion may be reasonably necessary or desirable for the implementation of this resolution, including the execution and filing of Articles of Amendment.

ALEXANDER ZUEV
MAY 6, 2009

Alexander Deshin, Director

Certification

I, Maksim Selivanov, the Secretary of the Company, do hereby certify this to be a true copy of the resolution duly adopted by the Directors of the Company on May 4, 2009, and that it has not been rescinded, amended or altered in any way, and that it remains in full force and in effect.

Maksim Selivanov, Secretary

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number: 20080285412-82
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time: 04/24/2008 7:41 AM
	Entity Number: E0273542008-5

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Planet Resources, Corp.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Eastbiz.com, Inc. Name; 5348 Vegas Drive (MANDATORY) Physical Street Address; Las Vegas City; Nevada 89108 Zip Code; (OPTIONAL) Mailing Address; City; State; Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000; Par value per share: $ 0.001; Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Alexander Deshin Name; Shelkovskoe shosse, g2/5 Apt. 64 Street Address; Moscow, Russia City; State; 105523 Zip Code; 2. Name; Street Address; City; State; Zip Code; 3. Name; Street Address; City; State; Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Sherry Williams-Lamb Name; X [signature] Signature; 5348 Vegas Drive Address; Las Vegas City; NV State; 89108 Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company; 4/21/08 Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **PLANET RESOURCES, CORP.**, did on April 24, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 28, 2008.

ROSS MILLER
Secretary of State

By
Certification Clerk

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090387569-49
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/04/2009 11:30 AM
	Entity Number E0273542008-5

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Planet Resources, Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 - Name of Corporation: Bakhu Holdings, Corp.

Article 3 - Shares:

The number of shares with par value shall be increased to 150,000,000, with no change in par value.

Effective as of May 20, 2009 (the "Effective Date"), all issued and outstanding shares of common stock of the Corporation automatically shall be increased at a rate of fifteen-for-one (the "Forward Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Effective Date of the Forward Split (the "Existing Common") into new certificates representing the appropriate number of shares of Common Stock resulting from the increase ("New Common").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53.3%

4. Effective date of filing: (optional) May 20, 2009

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ACTION BY UNANIMOUS CONSENT IN WRITING
IN LIEU OF ORGANIZATIONAL MEETING
OF THE BOARD OF DIRECTORS OF

PLANET RESOURCES, CORP.
(the "Company")

Pursuant to Chapter 78 of the Nevada Revised Statutes and the Articles of the Company, the undersigned, being the sole Director of the Company, a Nevada corporation, consents, without the formality of convening a meeting, to the following actions of the Company, **effective** April 24, 2008.

APPROVE ARTICLES
APPOINT DIRECTOR
APPOINT PRESIDENT, SECRETARY, TREASURER, CEO & CFO
APPROVE PRE-INCORPORATION ACTS

WHEREAS the Articles of Incorporation of the Company were filed with the Nevada Secretary of State on April 24, 2008 (the "Articles").

RESOLVED that:

1. The Articles are approved.

2. The Secretary of the Company is authorized and directed to cause a copy of the Articles to be inserted in the minute book.

3. The initial Board of Directors shall consist of one Director, but may be increased or decreased by resolution as set forth in the Bylaws.

4. The following individual is appointed as director of the Company to hold office until her successors are duly elected and appointed:

   Alexander Deshin

5. The following individual is elected and appointed as an officer of the Company, to hold the office set forth opposite her name until her successors are duly appointed:

   Alexander Deshin **President, Treasurer, Secretary, Chief Executive Officer, Chief Financial Officer**

6. The acts of the officers of the Company taken in connection with the organization of the corporation, including the procurement of corporate books, be and hereby are approved, ratified and confirmed.

7. The officers of the Company be, and each of them hereby is, authorized and directed to pay any and all fees and expenses that have been or may be incurred in connection with the organization of the corporation and to procure any and all additional corporate books that may be necessary or appropriate.

8. The Company's accounting records be kept at the Company's head office or such other place as the Board of Directors may from time to time determine.

9. The officers and directors of the Company are, and each of them is, authorized and directed to execute and deliver all such consents, certificates, assignments, agreements, and all other instruments and do all such acts, for and in the name and on behalf of the Company as may be necessary or convenient in order to carry out the purposes of the foregoing resolutions, and any prior actions taken in accordance with the intent and purposes of the foregoing resolutions are hereby ratified, approved, and confirmed.

10. These resolutions may be executed by fax and said copies will be deemed to be originals for all purposes including filing in the Company's corporate minute book.

____

Alexander Deshin, Director

RESOLUTION OF A MAJORITY OF THE SHAREHOLDERS

of

PLANET RESOURCES, CORP.
(the "Company")

Effective Date of Resolutions: May 4, 2009

WHEREAS,

A. It is considered expedient and in the interest of the Company to change the name of the Company to "Bakhu Holdings, Corp." which name is reserved in the office of the Secretary of State.

B. It is considered expedient and in the interest of the Company to effect a forward split of the Company's common stock in a ratio of fifteen new shares for every one existing share of the common stock.

C. It is considered expedient and in the interests of the Company to increase the authorized capital of the Company from 75,000,000 common shares to 150,000,000 common shares by amending the articles of the Company as hereinafter provided.

D. The shareholders of the Company have no reasonable grounds for believing that the Company is unable to pay its liabilities as they become due.

E. The shareholders of the Company have no reasonable grounds for believing that the realizable value of the Company's assets is less than the aggregate of the Company's liabilities.

NOW THEREFORE BE IT RESOLVED AS A SPECIAL SEPARATE RESOLUTION OF THE MAJORITY OF SHAREHOLDERS, that,

The majority of shareholders hereby consent to the following resolutions:

1. The Company be and is authorized to effect a name change of the Company from "Planet Resources, Corp." to "Bakhu Holdings, Corp." and that the Articles of Incorporation of the Company be altered accordingly.

2. The Company be and is authorized to file a Certificate of Amendment with the Nevada Secretary of State effecting the name change with language substantially in the form of the following:

   Article I - regarding the name of the Corporation:

   "The name of the Corporation is BAKHU HOLDINGS, CORP."

3. The Company be and is authorized to effect a forward split of the Company's common stock by issuing fifteen new shares for every one existing share of the Company's common stock.

4. The Company be and is authorized to increase the authorized capital of the Company to a total of 150,000,000 common shares.

5. The Company be and is authorized to file a Certificate of Amendment with the Nevada Secretary of State effecting the increase in authorized capital and forward split with language substantially in the form of the following:

   Article III – Shares, is hereby amended to add the following:

   The number of shares with par value shall be increased to 150,000,000, with no change in par value.

   Effective as of May 20, 2009 (the "Effective Date"), all issued and outstanding shares of common stock of the Corporation automatically shall be increased at a rate of fifteen-for-one (the "Forward Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Effective Date of the Forward Split (the "Existing Common") into new certificates representing the appropriate number of shares of Common Stock resulting from the increase ("New Common").

6. Any officer of the Company is hereby authorized and directed for and on behalf of the Company to execute and deliver Articles of Amendment to the Nevada Secretary of State and to do and perform all other acts and things, including the execution of documents, necessary or desirable to give effect to the foregoing resolutions.

Name and Signature of Shareholder	**Number of Shares that Shareholder is the Registered and/or Beneficial Owner Of**	**Ownership Percentage**
[signature] Alexander Deshin	1,600,000	53.3%
TOTAL	**1,600,000**	**53.3%**

Certification

I, Maksim Selivanov, the Secretary of the Company, do hereby certify this to be a true copy of the resolution duly adopted by the Shareholders of the Company on May 4, 2009, and that it has not been rescinded, amended or altered in any way, and that it remains in full force and in effect.

[signature]
Maksim Selivanov, Secretary

[seal] [signature]
ALEXANDER ZUEV
MAY [illegible], 2009

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090387569-49
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/04/2009 11:30 AM
	Entity Number E0273542008-5

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Planet Resources, Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 - Name of Corporation: Bakhu Holdings, Corp.

Article 3 - Shares:

The number of shares with par value shall be increased to 150,000,000, with no change in par value.

Effective as of May 20, 2009 (the "Effective Date"), all issued and outstanding shares of common stock of the Corporation automatically shall be increased at a rate of fifteen-for-one (the "Forward Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Effective Date of the Forward Split (the "Existing Common") into new certificates representing the appropriate number of shares of Common Stock resulting from the increase ("New Common").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53.3%

4. Effective date of filing: (optional) May 20, 2009

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

BAKHU HOLDINGS, CORP.

2. The articles have been amended as follows: (provide article numbers, if available)

Reverse Stock Split 1:200; each shareholder of record will possess a minimum of 100 shares down to the beneficial shareholder level. All fractional shares will be rounded up to the nearest whole share. This is not a mandatory exchange.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53%

4. Effective date and time of filing: (optional) Date: April 12, 2017 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.